SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2012

ECB BANCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-24753	56-2090738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Box 337
Engelhard, North Carolina 27824
(Address of principal executive offices) (Zip Code)

(252) 925-5501
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.240.13e-4(c))

Item 1.02                      Termination of Material Definitive Agreement.

    On February 8, 2012, ECB Bancorp, Inc. (the “Company”), the parent company of East Carolina Bank (the “Bank”), and FIE I LLC, an affiliate of PIMCO BRAVO Fund, L.P. (“BRAVO Fund”), Patriot Financial Partners, L.P. (“Patriot”), an affiliate of Endicott Management Company (“Endicott”) and three other institutional investors (collectively with BRAVO Fund, Patriot and Endicott, the “Investors”) mutually agreed to terminate their previously reported Securities Purchase Agreement, as amended and restated (the “Agreement”).  As previously disclosed, the Company and each of the Investors had entered into the Agreement under which the Company would issue $79.7 million in Company common stock in a private placement offering at a price of $16 per share.  Pursuant to the terms of the Agreement, the Company had also agreed to issue to the Investors warrants to purchase shares of either voting common stock or a new class of the Company’s mandatorily convertible non-voting common stock at a purchase price of $8.00 per share and in an amount equal to 25% of the number of shares of common stock each Investor would purchase in the Offering.  Not all the required regulatory approvals necessary to complete the transaction had been received by all of the Investors as of the termination date.

    Despite the termination, the Company and the Investors expect to work on an alternate private placement offering.  No assurances can be made that a new securities purchase agreement can be reached between the parties or that the terms and conditions of any such new agreement, including the purchase price, would not differ materially from the terms of the prior Agreement.

    A copy of the Company's press release dated February 8, 2012 announcing the termination is attached as Exhibit 99.1 hereto.

Important Information

    This filing does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Notice Regarding Forward Looking Statements

    Statements in this filing relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “feels”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue”, or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management about future events.  Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, any inability to re-structure and successfully close the Company’s capital raise and the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph.  The Company has no obligation, and does not intend, to update these forward-looking statements.

Item 9.01                      Financial Statements and Exhibits.

    (d)    Exhibits

         Exhibit No.   Description

          99.1       Press Release dated February 8, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ECB BANCORP, INC.

Date: February 8, 2012	By:	/s/ A. Dwight Utz
A. Dwight Utz
President and Chief Executive Officer